As filed with the Securities and Exchange Commission on July 2, 2007

Registration No.            -

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Bryn Mawr Bank Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	23-243056
(State or other jurisdiction of Identification No.)	(I.R.S. Employer incorporation or organization)

801 Lancaster Avenue

Bryn Mawr, PA 19010-3396

(Address of principal executive offices) (Zip Code)

Bryn Mawr Bank Corporation 401(k) Plan

(formerly the Thrift and Savings Plan)

(Full title of Plan)

Robert J. Ricciardi

Secretary

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, PA 19010-3396

(Name and address of agent for service)

(610) 525-1700

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED[1]		PROPOSED MAXIMUM OFFERING PRICE PER UNIT[2]	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock Par value $1.00 [3]	300,000	[4]	$22.43	$6,729,000	$207.00

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The purpose of this Registration is to register an additional 300,000 shares of common stock for issuance pursuant to the Bryn Mawr Bank Corporation 401(k) Plan (formerly the Thrift and Savings Plan), and an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to General Instruction E to Form S-8, except as set forth below, the contents of Registration Statement No. 33-12715 are incorporated herein by reference.

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Registrant is increased by stock split, reclassification, stock dividend and the like without the need for any post-effective amendment. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low sales prices of the Common Stock of the Registrant reported on the Nasdaq Global Market on June 28, 2007 which date is within 5 business days prior to the date of the filing of this Registration Statement.

(3)	Each share of Common Stock includes a Common Stock purchase right under the Registrant’s Rights Agreement.
(4)

This Registration Statement also relates to the shares registered under Form S-8 Registration Statement No. 33-12715. All shares registered under the Bryn Mawr Bank Corporation 401(k) Plan (formerly the Thrift and Savings Plan) previously registered are being carried forward pursuant to this Registration Statement.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Registrant’s annual report on Form 10-K for the year ended December 31, 2006;

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2006 including, without limitation, the Registrant’s quarterly report on Form 10-Q for the calendar quarter ended March 31, 2007.

(c) The description of the Registrant’s common stock contained in a registration statement filed under the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description.

(d) The description of the Rights Agreement contained in a Registration Statement on Form 8-A filed by the Registrant on November 25, 2003, as amended by Amendment No. 1 on Form 8-A/A filed on June 2, 2004, including any amendment or report filed with the Commission for the purpose of updating this description.

(e) The Plan’s annual report on Form 11-K for the fiscal year ended December 31, 2006.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment, indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in this Registration Statement and are to be part thereof from the date of filing of such documents.

Item 8. Exhibits

Exhibit Number	Document Description
4.1	Rights Agreement between the Registrant and Mellon Investor Services, LLC dated November 13, 2003 which includes the form of a rights certificate as Exhibit A and a shareholder rights plan summary as Exhibit B filed as Exhibit 4 to the Registrant’s Registration Statement on Form 8-A filed November 25, 2003

5.1	Opinion and Consent of McElroy, Deutsch, Mulvaney & Carpenter, LLP

23.1	Consent of Fischer Cunnane & Associates Ltd.

23.2	Consent of KPMG LLP

23.3	Consent of McElroy, Deutsch, Mulvaney & Carpenter, LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page of the Registration Statement)

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in Bryn Mawr, Pennsylvania, on the 29th day of June, 2007.

BRYN MAWR BANK CORPORATION

Date: June 29, 2007	By:	/s/ J. Duncan Smith
J. Duncan Smith
(Principal Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Duncan Smith and Robert J. Ricciardi, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or this substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Frederick C. Peters II	President, Chief Executive Officer and Director	June 29, 2007
Frederick C. Peters II

Signature	Title	Date

/s/ J. Duncan Smith	Executive Vice President/Treasurer	June 29, 2007
J. Duncan Smith	(Principal Accounting Officer)

/s/ Thomas L. Bennett	Director	June 29, 2007
Thomas L. Bennett

/s/ Andrea F. Gilbert	Director	June 29, 2007
Andrea F. Gilbert

/s/ Wendell F. Holland	Director	June 29, 2007
Wendell F. Holland

/s/ Scott M. Jenkins	Director	June 28, 2007
Scott M. Jenkins

/s/ David E. Lees	Director	June 28, 2007
David E. Lees

/s/ Francis J. Leto	Director	June 28, 2007
Francis J. Leto

/s/ Britton H. Murdoch	Director	June 28, 2007
Britton H. Murdoch

/s/ Frederick C. Peters II	Director	June 28, 2007
Frederick C. Peters II

/s/ B. Loyall Taylor, Jr.	Director	June 28, 2007
B. Loyall Taylor, Jr.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bryn Mawr, Pennsylvania on the 29th day of June, 2007.

Bryn Mawr Bank Corporation
401(k) Plan

By:	/s/ Gilbert B. Mateer
Gilbert B. Mateer
Benefit Plans Administrative Committee

INDEX TO EXHIBITS

Exhibit No. Statement	Exhibits
Exhibit 4.1	Rights Agreement between the Registrant and Mellon Investor Services, LLC dated November 13, 2003 which includes the form of a rights certificate as Exhibit A and a shareholder rights plan summary as Exhibit B filed as Exhibit 4 to the Registrant’s Registration Statement on Form 8-A filed November 25, 2003.

Exhibit 5.1	Opinion and Consent of McElroy, Deutsch, Mulvaney & Carpenter, LLP

Exhibit 23.1	Consent of Fischer Cunnane & Associates Ltd.

Exhibit 23.2	Consent of KPMG LLP

Exhibit 23.3	Consent of McElroy, Deutsch, Mulvaney & Carpenter, LLP (included as part of Exhibit 5.1)

Exhibit 24.1	Power of Attorney (included on signature page of the Registration Statement)